Exhibit 10.5
                                                        ------------
                      SEPARATION AGREEMENT
                      --------------------

     This is a Separation Agreement ("the Agreement") by and between GERALD L. ANTHONY ("the Employee"), on the one hand, and COAST FINANCIAL HOLDINGS, INC. ("CFHI"), and COAST BANK OF
FLORIDA, a wholly-owned subsidiary of CFHI (the "Bank") (CFHI and the Bank are referred to collectively herein as the "Corporation"), on the other hand.


                      Preliminary Statement
                      ---------------------

     The Employee is currently (a) employed as President and Chief Executive Officer of CFHI, and is currently serving as a member of the board of directors of CFHI, (b) a member of the board of directors of the Bank, and (c) employed as the Chief Executive Officer and Treasurer of, and serves on the board of directors of, Coast Financial Partners, Inc., a wholly-owned subsidiary of the Bank ("CFP"). However, his business relationship with the Corporation shall terminate in the near future as a result of the Employee's resignation. The Employee and the Corporation are parting on amicable terms, and the Employee has requested severance pay from the Corporation. The Corporation is willing to provide severance pay, even though it has no legal obligation to do so in the event of the Employee's resignation. The Corporation also has asked the Employee to release any claims he might have against the Corporation. There are other agreements regarding the Employee's separation from the Corporation, and the parties have decided that it would be in their mutual best interest if all of their agreements and commitments were reduced to writing. Accordingly, in consideration of the mutual promises in this Agreement, the sufficiency of which are hereby acknowledged by both parties, it is agreed as follows:

                      Terms and Conditions
                      --------------------

     1.   Employee's Resignation.  The Employee agrees to resign his
          ----------------------
employment with CFHI, and from all of his Corporation positions, including his membership on the Board of Directors of CFHI, his membership on the board of directors of the Bank, and his officer and director positions with CFP. The Corporation agrees to accept his resignation, which will be effective as of the date it is submitted to the Corporation. The Employee shall submit a signed letter of resignation to the Corporation, in the form attached as Exhibit "A" to this Agreement, thereby resigning his Corporation employment and positions, on or promptly after the Effective Date of this Agreement. The "Effective Date" of this Agreement shall be the first day after the expiration of the revocation period provided by Section 13 of this Agreement.

     2.   Severance Pay.  Although there is no policy of the
          -------------
Corporation establishing a severance pay plan for its employees, or otherwise making severance pay commitments to such employees, CFHI agrees to pay the Employee his base salary and car allowance through May 3, 2004, less all payroll taxes required to be withheld by law (this payment shall be referred to collectively hereinafter as "Severance Pay"). The Employee's Severance Pay shall be paid at regular payroll intervals, and shall not include any bonuses or compensation for club and organization memberships, or the value of any other benefits associated with employment. The Employee and the Corporation both acknowledge that but for the Employee's execution of the Agreement, CFHIwould not have paid the Employee any Severance Pay whatsoever; the willingness to provide the Employee with Severance Pay is in consideration of the Employee's release of claims and any other promises set forth as part of the Agreement. No monetary compensation shall be paid to the Employee by the Corporation, after the Effective Date, except as provided by this Agreement. No benefits shall be provided to the Employee by the Corporation after the Effective Date, other than group insurance benefits continued pursuant to COBRA, at the Employee's election and expense except to the extent otherwise provided by Section 3 of this Agreement.

     3.   Reimbursement of COBRA Expenses.  CFHI agrees to pay
          -------------------------------
the Employee's costs associated with continuation of his group health insurance benefits, through May 3, 2004, in the event that the Employee elects COBRA insurance continuation.

     4.   Modification of Employee Stock Option Rights.  The
          --------------------------------------------
Employee has been granted certain stock option rights under four separate stock option agreements pursuant to which he is entitled to purchase shares of common stock of CFHI. The parties agree to amend each of the Employee's stock option agreements to (a) accelerate any existing vesting periods established in any such agreement, and (b) to extend the expiration dates of each the stock options agreements for the full time permitted under
Section 6.6 of the Coast Financial Holdings, Inc. 2003 Amended and Restated Stock Option Plan.

     5.   Bank's Release of Employee from Non-Compete Commitment.
          ------------------------------------------------------
The Corporation and the Employee expressly agree that the Employee shall not be bound by the Agreement Not to Compete set forth in Section 9.3 of the Employment Agreement by and between Coast Bank of Florida and Gerald L. Anthony, dated March 29, 2000, as modified by a contract entitled Modification of Employment Agreement, dated March 31, 2003 ("the Modified Employment Agreement").

     6.   Joint Press Release.  The Employee and the Corporation
          -------------------
both agree to issue, jointly, the Joint Press Release attached as Exhibit "B." This Joint Press Release shall be issued to the media on or promptly after the Effective Date of this Agreement.

     7.   Non-Disparagement Commitments.  The Employee agrees
          -----------------------------
that he will not disparage CFHI, the Bank, or CFP, in any manner harmful to either of them, or to their business operations, or to their reputation. CFHI, the Bank, and CFP agree that no member of their Board of Directors shall disparage the Employee, in any manner harmful to him, or to his reputation. Provided, however, that nothing herein is intended in any way to limit any party's right to provide information that might be regarded as disparaging in connection with the Corporation reports, audits, examinations, or financial statements, or where required pursuant to subpoena or other due process of law.

     8.   Return of Bank Documents and Property; Employee's
          -------------------------------------------------
Commitment to Maintain Confidentiality of Proprietary
-----------------------------------------------------
Information.  The Employee agrees to return to the Corporation
-----------
all Corporation documents, equipment, materials and other Corporation property, specifically including his Corporation cellular telephone, credit cards, and keys, on or prior to the Effective Date. The Employee has knowledge of information relating to the Corporation which is confidential and proprietary in nature; he agrees to maintain the confidentiality of all such confidential and proprietary information of the Corporation.

     9.   Release of Claims by the Employee.  In consideration of
          ---------------------------------
the promises made by CFHI and the Bank in this Agreement, the Employee, on the Employee's own behalf, and on behalf of theEmployee's relatives and heirs, executors, administrators and assigns, irrevocably and unconditionally releases, waives, acquits, and forever discharges CFHI, the Bank, and CFP, their respective current and former officers, directors, shareholders and employees, and their agents, officials, representatives, attorneys, insurance carriers and any other entity related to or affiliated with them (collectively, "the Bank Releasees"), of and from any and all manner of actions, suits, claims of any kind or nature whatsoever, known or unknown, in law or equity, including, without limitation of the foregoing general terms, any claims against any of the Bank Releasees arising from any alleged violation by any of the Bank Releasees of any federal, state or local statutes or ordinances, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, ERISA, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Equal Pay Act, the Florida Civil Rights Act, and any applicable municipal ordinance prohibiting employment discrimination, and any other employment discrimination laws, as well as any other claims based on constitutional, statutory, common law or regulatory grounds, arising or accruing on or prior to the Effective Date of this Agreement, including any claim based on a theory that his resignation amounted to a constructive or actual discharge, and any claim for breach of the Modified Employment Agreement; provided, however, that nothing herein is intended to waive or release any claim the Employee may have in the future relating to any allegation of breach of this Agreement by CFHI or the Bank.

     10.  Corporation's Release of Employee.  In consideration of
          ---------------------------------
the promises made by the Employee in this Agreement, CFHI and the Bank, on their own behalf, and on behalf of their successors and assigns, irrevocably and unconditionally release, waive, acquit, and forever discharge the Employee, his heirs, executors, administrators and assigns (collectively, the "Employee Releasees"), of and from any and all manner of actions, suits, claims of any kind or nature whatsoever, in law or equity, that are known to the Board of Directors of CFHI, or to the Board of Directors of the Bank, including, without limitation of the foregoing general terms, any claims against any of the Employee Releasees based on constitutional, statutory, common law or regulatory grounds, arising or accruing on or prior to the Effective Date of this Agreement; provided, however, that nothing herein is intended to waive or release any claim that CFHI or the Bank may have in the future relating to any allegation of breach of this Agreement by the Employee.

     11.  Employee Acknowledgements.  The Employee acknowledges
          -------------------------
being advised by the Corporation in writing, before signing the Agreement, that he should consult with counsel regarding this Agreement. The Employee acknowledges being given a period of at least 21 days within which to consider the Agreement, and that the Employee has knowingly and voluntarily entered into the Agreement in consideration of the Severance Pay provided by the Corporation.

     12.  Irrevocable Termination of Employment Relationship.
          --------------------------------------------------
The Employee agrees and recognizes that the Employee's relationship with the Corporation will be permanently and irrevocably severed by the Employee's resignation, and that neither CFHI nor the Bank nor any of their subsidiaries, successors will have any obligation, contractual or otherwise, to rehire, recall, or re-employ the Employee in the future.

     13.  Employee's Revocation Right and Effective Date of the
          -----------------------------------------------------
Agreement.  For a period of seven days following the execution of
---------
the Agreement, the Employee may revoke or cancel the Agreement, and the Agreement shall not become effective or enforceable until this revocation period has expired. In other words, the Agreement shall automatically become effective in seven days following execution unless the Employee revokes it first.
The Employee should provide the Corporation with a signed, written notice of revocation if the Employee desires to exercise this right, so there will be appropriate documentation of revocation.

     14.  Disclaimer of Liability.  The Agreement does not
          -----------------------
constitute and shall not be construed as an admission of liability or wrongdoing by CFHI or the Bank, or by the Bank Releasees, and the Corporation expressly denies that it has done anything wrong or unlawful in connection with the Employee's employment.

     15.  Entire Agreement.  This Agreement contains the entire
          ----------------
agreement between or among the parties with regard to the matters set forth herein, and supersedes any and all prior negotiations, correspondence, understandings, and agreements between or among the parties with respect to termination of the Employee's employment, specifically including the Modified Employment Agreement, which is hereby declared null and void to the extent it conflicts in any respect with this Agreement. There shall be no modifications or amendments to this Agreement, except by instrument in writing executed by authorized representatives of the parties hereto.

     16.  Agreement Inures to the Benefit.  This Agreement shall
          -------------------------------
be binding upon and shall inure to the benefit of the parties hereto and their respective officers, directors, agents, representatives, employees, servants, affiliates, attorneys, heirs, successors, assigns, or other representatives, if any, of each of the parties hereto.

     17.  Execution of Counterparts; Governing Law.  This
          ----------------------------------------
Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent that the law of any State may he applicable to construction of the Agreement, it shall be governed by the law of the State of Florida.

     18.  Full Knowledge and Volition.  The Employee acknowledges
          ---------------------------
executing this Agreement freely and voluntarily and knowingly and without coercion or threats of any kind. The Employee also acknowledges and confirms that the only considerations for signing the Agreement are the terms and conditions stated in the Agreement, that no other promise or agreement of any kind, except those set forth in the Agreement, has been made by any person to cause the Employee to sign the Agreement, and that the Employee fully understands its meaning and intent. Employee also acknowledges being informed that various federal, state and local laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, disability, and marital status, and that these laws are enforced by the Equal Employment Opportunity Commission and/or other federal, state and local agencies. The Employee also acknowledges being advised to discuss the Agreement with the Employee's counsel and being told that in any event the Employee should thoroughly review and understand the Agreement before signing it.

     WHEREFORE, the parties agree and stipulate to the preceding terms and conditions of separation.


THE EMPLOYEE                  COAST FINANCIAL HOLDINGS, INC.



/s/ Gerald Anthony            By:/s/ James K. Toomey
-------------------------        --------------------------------
GERRY L. ANTHONY

                                 Its Chairman of the Board

Dated:  February 17, 2004     Dated:  February 17, 2004
      -------------------           -------------------




                              COAST BANK OF FLORIDA



                              By:/s/ James K. Toomey
                                 ---------------------------------

                                   Its Chairman of the Board

                              Dated:  February 17, 2004
                                    -------------------